UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2011

HEELYS, INC.
(Exact name of registrant as specified in its charter)
Delaware		75-2880496
(State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006
(Address of principal executive offices and zip code)

(214) 390-1831
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K of Heelys, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2011 is furnished to disclose the (a) grant date of restricted stock units awarded to the Chief Executive Officer (Thomas C. Hansen), the Chief Financial Officer (Craig D. Storey) and the Vice President, International (John W. O’Neil) of the Company, (b) fair market value of the Company’s common stock on the grant date, and (c) number of restricted stock units subject to vesting.  The Current Report on Form 8-K of the Company filed on February 24, 2011 is hereby incorporated by reference.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers .

Restricted Stock Units

On February 17, 2011, the Board of Directors (the “Board”) of Heelys, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board of Directors of the Company, approved an award (the “Award”) of restricted stock units (“Units”) to the Chief Executive Officer, the Chief Financial Officer and the Vice President, International of the Company (the “Grantees”).  The Awards are designated as performance awards subject to the terms and conditions of the Heelys, Inc. 2006 Stock Incentive Plan, as amended and restated effective May 20, 2010 (the “Plan”), and are made pursuant to the terms of a Restricted Stock Unit Agreement (the “RSU Agreement”), a form of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

To support the Company’s focus on creating long-term stockholder value, the Awards are subject to performance criteria based on earnings per share of the Company (“EPS”) during the period beginning January 1, 2011 and ending December 31, 2013 (the “Performance Period”).  EPS will be determined by dividing the Company’s consolidated net income or loss by the number of basic common shares of the Company for each of the twelve-month periods beginning January 1 and ending December 31 for 2011, 2012 and 2013 (each, a “Performance Year”).  If at the end of the Performance Period, the Grantee’s Continuous Service (as defined in the Plan) has not been terminated and at least the threshold performance level (based on EPS during each Performance Year) has been achieved for at least one of the Performance Years, a portion of the Units will vest and, to the extent earned, common stock of the Company will be issued to the Grantee.  The number of shares of common stock of the Company awarded to Grantee will be based on the fair market value of the Company’s common stock at the close of the Nasdaq Stock Market on March 15, 2011 (the grant date).  The fair market value of the Company’s common stock at the close of the market on the grant date was $2.19.

The calculation of the number of Units that will vest at the end of the Performance Period will be based on an average of the EPS performance level achieved during each Performance Year.  The RSU Agreement identifies three EPS performance levels, with the number of Units subject to vesting expressed as a percentage of a specified target award, as follows:

Threshold EPS Performance Level	Target EPS Performance Level	Maximum EPS Performance Level
(as a % of Target)	(as a % of Target)	(as a % of Target)
50%	100%	200%

The target awards granted to Messrs. Hansen, Storey and O’Neil are 98,174, 38,813 and 34,247 Units, respectively. If the threshold level for each Performance Year is not achieved, the number of Units subject to vesting will be zero. The actual number of Units that may vest pursuant to the Award will range between 16,363, 6,469 and 5,708 Units, if the threshold EPS performance level is attained for at least one of the Performance Years, and 196,348, 77,626 and 68,494 Units if the maximum EPS performance level is attained for each of the Performance Years, for Messrs. Hansen, Storey and O’Neil, respectively.

In addition, each RSU Agreement provides that if the grantee experiences a termination of Continuous Service due to death, disability (as defined in the Plan), retirement or early retirement (as such terms are defined in the RSU Agreement) during the Performance Period, then the forfeiture restrictions with respect to that grantee’s Units shall lapse on (i) the date of termination with respect to each prior full Performance Year in which such grantee remained in Continuous Service, and (ii) December 31 of the Performance Year in which the grantee died or became disabled on or after July 1 of such Performance Year, provided the EPS performance level achieved for such Performance Year is at least the threshold value for such Performance Year (determined as of December 31 of such Performance Year).  The number of Units that will be earned by a grantee that experiences a termination of Continuous Service on account of death or disability on or after July 1 of a Performance Year will be will be determined by multiplying the applicable performance level achieved for such year by a fraction, the numerator of which is the number of days in the Performance Year that the grantee was employed (including the date of termination) and the denominator of which is 365.

Item 9.01	Financial Statements and Exhibits .

(d)	Exhibit.

10.1	Form of Restricted Stock Unit Award Agreement under the Heelys, Inc. 2006 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: March 21, 2011	By:	/s/ Craig D. Storey
Craig D. Storey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement under the Heelys, Inc. 2006 Stock Incentive Plan.